EXHIBIT 3.2

                                     DELAWARE
                                ------------------                        PAGE 1
                                 THE FIRST STATE

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "SOUTHWEST MORTGAGE CORP.", FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF OCTOBER, A.D. 2002, AT 3:30 O'CLOCK P.M.

      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

                      [SEAL]           /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

3583217 8100                                            AUTHENTICATION:  2053130

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                           CERTIFICATE OF INCORPORATION
                                       OF
                            SOUTHWEST MORTGAGE CORP.

      The undersigned, acting as the incorporator of a corporation under and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), hereby adopts the following Certificate of Incorporation for such corporation.

                                   ARTICLE ONE

                                      NAME

      The name of the corporation is SOUTHWEST MORTGAGE CORP. (the
"Corporation").

                                   ARTICLE TWO

                               PERIOD OF DURATION

      The period of duration of the Corporation is perpetual or until dissolved or merged or consolidated in some lawful manner.

                                  ARTICLE THREE

                               PURPOSE AND POWERS

      Section 1. PURPOSE. The purpose for which the Corporation is organized is to engage in any lawful acts or activities for which corporations may be organized under the General Corporation Law of the State or Delaware (the "DGCL").

      Section 2. POWERS. Subject to any specific written limitations or restrictions imposed by the DGCL, by other law, or by this Certificate of Incorporation, and solely in furtherance thereof, but not in addition to the purposes set forth in Section 1 of this Article, the Corporation shall have and exercise all of the powers specified in the DGCL, which powers are not inconsistent with this Certificate of Incorporation.

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 03:30 PM 10/24/2002
                                                          020658557 - 3583217

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                                  ARTICLE FOUR

                  CAPITALIZATION, PREEMPTIVE RIGHTS AND VOTING

      Section 1. AUTHORIZED SHARES. The Corporation shall have authority to issue two classes of shares to be designated respectively, "Common Stock" and "Preferred Stock". The total number of shares of capital stock which the Corporation shall have authority to issue is ONE HUNDRED TEN MILLION (110,000,000), of which ONE HUNDRED MILLION (100,000,000) shall be Common Stock and TEN MILLION (10,000,000) shall be Preferred Stock. Each share of Common Stock shall have a par value of $.0001, and each share of Preferred Stock shall have a par value of $.0001.

      The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series, at the discretion of the Board of Directors without Stockholder approval, with each such series to consist of such number of shares and to have such voting powers (whether full or limited, or no voting powers) and such designations, powers, preferences and relative, participating, optional, redemption, conversion, exchange or other special rights, and such qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors prior to the issuance thereof. The Board of Directors is hereby expressly vested with the authority, to the fullest extent now or hereafter provided by law, to adopt any such resolutions. Each share of any series of Preferred Stock shall be identical with all other shares of such series, except as to the date from which dividends, if any, shall accrue.

      Section 2. PREEMPTIVE RIGHTS. No holder of shares of capital stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any capital stock of any class which the Corporation may issue or sell, whether or not exchangeable for any capital stock of the Corporation of any class or classes, whether issued out of unissued shares authorized by this Certificate of Incorporation as originally filed or by any amendment thereof, or out of shares of capital stock of the Corporation acquired by it after the

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issue thereof, nor shall any holder of shares of capital stock of the
Corporation, as such holder, have any right to purchase, acquire or subscribe for any securities which the Corporation may issue or sell whether or not convertible into or exchangeable for shares of capital stock of the Corporation of any class or classes, and whether or not any such securities have attached or [ILLEGIBLE] thereto warrants, options or other instruments which entitle the holders thereof to purchase, acquire or subscribe for shares of capital stock of any class or classes.

      Section 3. VOTING. In the exercise of voting privileges, each holder of shares of the Common Stock of the Corporation shall be entitled to one (1) vote for each share held in his name on the books of the Corporation, and each holder of any series of Preferred Stock of the Corporation shall have such voting rights, if any, as shall be specified for such series. In all elections of Directors of the Corporation, cumulative voting is expressly prohibited. As such, each holder of shares of capital stock of the Corporation entitled to vote [ILLEGIBLE] the election of Directors shall have the right to vote, in person or by proxy, all or any portion of such shares for or against each individual Director to be elected and shall not be entitled to vote for or against any one Director more than the aggregate number of shares held by such holder which are entitled to vote on the election of such Direct. With respect to any action to be taken by the Stockholders of the Corporation [ILLEGIBLE] to any matter other than the election of Directors, the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Corporation entitled to vote thereon and represented in person or by proxy at a meeting of the Stockholders at which a quorum is present shall be sufficient to authorize, affirm, ratify or consent to such action. Any action required by the DGCL to be taken or any annual or special meeting of the Stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the section so taken, shall be signed by the holder or holders of a majority of the outstanding shares of the capital stock of the Corporation entitled to vote thereon and shall

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be delivered to the Corporation by delivery to its registered office in
Delaware, its principal place of business or an officer or agent of the Corporation having custody of the Corporation's minute book.

                                  ARTICLE FIVE

                           REGISTERED OFFICE AND AGENT

      Section 1. REGISTERED OFFICE. The street address of the registered office of the Corporation is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

      Section 2. REGISTERED AGENT. The name of the initial registered agent of the Corporation at such address is The Corporation Trust Company.

                                   ARTICLE SIX

                                    DIRECTORS

      Section 1. BOARD OF DIRECTORS. The business and affairs of the Corporation shall be managed by or be under the direction of the Board of Directors which shall consist of not less than one Director, the exact number of which shall be determined in accordance with the Bylaws of the Corporation. The number of Directors of the Corporation may from times to time be changed in accordance with the Bylaws of the Corporation and the DGCL. A Director shall hold office until the next annual meeting of the Stockholders of the Corporation and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have same remaining term as that of his predecessor. A Director elected by the Board of Directors to fill a newly created Directorship resulting from an increase in the number of Directors shall hold office until the next annual meeting of the Stockholders of the Corporation and until his successor shall be elected and shall qualify.

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      Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect Directors at an annual or special meeting of Stockholders, the election, term of office, filling of vacancies and other features of such Directorships shall be governed by the terms of the Certificate of Designations applicable thereto, and such Directors so elected shall not be divided into classes unless expressly provided by such terms. Further, any such Directors elected by one or more classes or series of Preferred Stock may be removed at any time, with or without cause (except as otherwise provided in Section 4 of this Article below), by, and only by, the affirmative vote of the holders of record of a majority of the outstanding shares of such class or series given at a special meeting of such Stockholders called for such purpose.

      Section 2. NAMES AND ADDRESS OF INITIAL DIRECTOR. The name and address of the person who shall serve as the sole initial Director of the Corporation until the first annual meeting of Stockholders after the date hereof or Until his successors are duly elected and qualified or until his earlier death, resignation or removal are as follows:

NAME                       ADDRESS                  CITY, STATE

PAUL INTERRANTE            7823 Stanford            Dallas, Texas 75225

      Section 3. LIMITATION ON LIABILITY OF DIRECTORS. Pursuant to Section 102(b)(7) of the DGCL, a Director of the Corporation shall not be personally liable to the Corporation or its Stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (1) for any breach of the director's duty of loyalty to the Corporation or its Stockholders; (2) for acts or ommissions not in good faith or which involve intentional misconduct or a knowing violation of law;(3) under Section 174 of the DGCL; or (4) for any transaction from which the Director derived an improper personal benefit. If the DGCL or other applicable provision of Delaware law hereafter is amended to authorize further elimination or limitation of the

                                       -5-

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liability of Directors, then the liability of a Director of this Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the DGCL or other applicable provision of Delaware law as amended. Any repeal or modification of this Section 3 by the Stockholders of this Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a Director of the Corporation existing at the time of such repeal or modification.

      Section 4. ELECTION AND REMOVAL OF DIRECTORS. Election of Directors need not be by written ballot. Any Director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of Directors, except as otherwise provided by law and except if the Directors of the Corporation are ever divided into two or three classes, any Director may be removed only for cause by the holders of a majority of the shares then entitled to vote at an election for such class of Directors.

                                  ARTICLE SEVEN

                      SPECIAL POWERS OF BOARD OF DIRECTORS

      In furtherance and not in limitation of the powers conferred under the DGCL, the Board of Directors is expressly authorized:

      1.    To adopt, amend or repeal the Bylaws of the Corporation;

      2. To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation;

      3. To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose, and to abolish any such reserve in the manner in which it was created;

      4. By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the Directors of the
Corporation: the board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member of any meeting

                                       -6-

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of the committee any such committee; to the extent provided in the resolution or in the Bylaws of the Corporation, shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, except to the extent that the DGCL requires a particular matter to be authorized by the Board of Directors, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, the Bylaws may provide that in the absence or disqualification of any member of the committee or committees, the member or members thereof present at any meeting and not disqualified from voting whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member; and

      5. When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a Stockholders meeting duly called upon such notice as is required by statute, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property, including shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and in the best interests of the Corporation.

                                  ARTICLE EIGHT

                           ADDITIONAL POWERS IN BYLAWS

      The Corporation may in its Bylaws confer powers and authorities upon the Board of Directors in addition to the foregoing and these expressly conferred upon them by the DGCL.

                                  ARTICLE NINE

               TRANSACTIONS WITH INTERESTED DIRECTORS AND OFFICERS

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      No contract or transaction between the Corporation and one or more of its
Directors or Officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Directors or Officers of the Corporation are Directors, Officers or partners, or have a financial interest, shall be void or voidable solely by reason of such relationship, or solely because the Director or Officer is present at or participates in the meeting of the Board of Directors of the Corporation or committee thereof that authorizes the contract or transaction, or solely because his or their votes are counted for such purposes, if any one of the following conditions are met:

      1. The material facts concerning the relationship or interest of the Director or Officer and the material facts concerning the contract or transaction are disclosed or are known to the Board of Directors of the Corporation or the committee thereof that considers the contract or transaction, and the Board of Directors of the Corporation or committee thereof in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

      2. The material facts concerning the relationship or interest of the Director or Officer and the material facts concerning the contract or transaction are disclosed or are known to the Stockholders of the Corporation entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the Stockholders of the Corporation at any annual or special meeting of Stockholders called for that purpose; or

      3. The contract or transaction is fair to the Corporation at the time it is authorized, approved or ratified by the Board of Directors of the Corporation, a committee thereof, or the Stockholders of the Corporation.

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      Common or interested Directors may be counted in determining the presence of a quorum at a meeting or the Board of Directors of the Corporation or of a committee thereof that authorizes such contract or transaction.

                                   ARTICLE TEN

                                 INDEMNIFICATION

      Section 1. INDEMNIFICATION OF DIRECTORS AND OFFICERS. Each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding (the "Proceeding"), by reason of the fact that he is or was an Officer or a Director of the Corporation, or who, while a Director or Officer of the Corporation, is or was serving at the request of the Corporation as a Director, Officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, shall be indsemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL against all judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such Proceeding. Such right shall be a contract right and as such shall run to the benefit of any Director or Officer, who is elected and accepts the position of Director or Officer of the Corporation or who elects to continue to serve as a Director or Officer of the Corporation, while the provisions of this Article Ten are in effect. Such right shall include the right to require advancement by the Corporation of reasonable expenses (including attorneys' fees) incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of such Proceeding shall be made by the Corporation only upon delivery to the Corporation of a written affirmation by such person of his good faith

                                       -9-

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belief that he has met the standard of conduct necessary for indemnification under the DGCL and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it should be ultimately determined that such person has not satisfied such requirements. Any repeal or modification of this
Section 1 by the Stockholders of the Corporation shall be prospective only and shall not limit the rights of a Director or Officer of the Corporation or the obligations of the Corporation with respect to any claim for indemnification in accordance with the provisions of this Article Ten arising from or related to the acts or inactions of such Director or Officer prior to any such repeal or modification.

      Section 2. NATURE OF INDEMNIFICATION. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights permitted by law to which a person seeking indemnification may be entitled under any Bylaw, agreement, vote of Stockholders or otherwise, and shall continue as to a person who has ceased to be a Director or Officer of the Corporation and shall incure to the benefit of the heirs, executors and administrators of such a person.

      Section 3. INSURANCE. The Corporation shall have power to purchase and maintain insurance or another arrangement on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or the DGCL.

                                 ARTICLE ELEVEN

                           ARRANGEMENT WITH CREDITORS

      Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its Stockholders or any class of them, any court of

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equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or Stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the Stockholders or class of Stockholders of this Corporation, as the case may be, to be summoned in such manner as the said [ILLEGIBLE]. If a majority in number representing three-fourth in value of the creditors or class of creditors, and/or of the Stockholders or class of Stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequences of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the Stockholders or class of Stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                 ARTICLE TWELVE

                              AMENDMENT OF BYLAWS

      The Board of Directors of the Corporation shall have the power to adopt, alter, amend or repeal the Bylaws of the Corporation. Notwithstanding the preceding, the Stockholders of the Corporation shall also have the power to adopt, alter, amend or repeal the Bylaws of the Corporation.

                                ARTICLE THIRTEEN

                                   AMENDMENTS

      The Corporation reserves the right to amend, alter, change or repeal any provision continued in this Certificate of Incorporation or in its Bylaws in the manner now or hereafter prescribed by the DGCL or this Certificate of Incorporation, and all rights conferred on Stockholders herein are granted subject to this reservation.

                                      -11-

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                                ARTICLE FOURTEEN

                                    CAPTIONS

      The captions used in this Certificate of Incorporation are for convenience only and shall not be construed in interpreting the provisions hereof.

                                ARTICLE FIFTEEN

                                  INCORPORATOR

      The name and address of the incorporator are as follows:

NAME              ADDRESS                      CITY, STATE

WILLIAM F. PYNE   8150 N. Central Expressway   Dallas, Texas 75026
                  Suite 1800

      IN WITNESS WHEREOF, I, the undersigned, for the purpose of forming the Corporation under the Laws of the State of Delaware, do make and file this Certificate of Incorporation and do certify that this is my act and deed and that the facts stated therein are true under penalties of perjury, and, accordingly, I do hereunto set my hand to this Certificate of Incorporation on this 23rd day of October, 2002.

                                             INCORPORATOR:

                                             /s/ William F. Pyne
                                             ------------------------
                                             WILLIAM F. PYNE

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                                    DELAWARE
                        --------------------------------   PAGE 1
                                 THE FIRST STATE

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "SOUTHWEST MORTGAGE CORP.", CHANGING ITS NAME FROM "SOUTHWEST MORTGAGE CORP." TO "SLM HOLDINGS, INC.", FILED IN THIS OFFICE ON THE EIGHTH DAY OF JUNE, A.D. 2004, AT 6:48 O'CLOCK P.M.

      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

                                       /s/ Harriet Smith Windsor
                           (SEAL)      -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

3583217   8100                           AUTHENTICATION: 3159676

040425428                                         DATE: 06-08-04

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

      Southwest Mortgage Corp. (the "COMPANY"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

      DOES HEREBY CERTIFY:

      FIRST: That by unanimous written consent of the Board of Directors of the Company, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that said amendment be considered for approval by the stockholders of the Company. The resolution setting forth the proposed amendment provides in part as follows:

            RESOLVED, that a proposed amendment to the Certificate of Incorporation of the Company (the "Amendment"), effecting a change in Articles One and Four thereof so that said Articles One and Four shall be amended as set forth in Exhibit A hereto, is recommended to the stockholders of the Company for their consideration and approval as being in the best interests of the Company.

      SECOND: That thereafter, pursuant to certain resolutions, the Board of Directors directed that said amendment be considered at a special meeting of the stockholders or approved by consent in lieu of such special meeting executed by stockholders holding the requisite number of shares of the Company's common capital stock.

      THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

      IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Paul Interrante, its President, this 8th day of June, 2004.

                                             By: /s/ Paul Interrante
                                                 ----------------------------
                                                 Paul Interrante, President

      STATE OF DELAWARE
     SECRETARY OF STATE
  DIVISION OF CORPORATIONS
DELIVERED 07:15 PM 06/08/2004
  FILED 06:48 PM 06/08/2004
SRV 040425428 - 3583217 FILE

                                    EXHIBIT A

      1. Article One is amended to read as follows:

                         NAME

      "The name of the corporation is SLM Holdings, Inc. (the "Corporation")"

      2. The first paragraph of Article Four shall be deleted in its entirety and replaced with the following two paragraphs:

      "Section 1 On the filing date of this Certificate of Amendment of Certificate of Incorporation with the Secretary of State of the State of Delaware, which shall be the effective date of this Amendment, each one share of Common Stock outstanding as of June 8, 2004 shall be changed into 0.6093 shares of said Common Stock (the "Stock Split"). The Stock Split shall not change the par value of the Common Stock, nor change the authorized number of shares of Common Stock. Fractional shares will not be issued, but shall be rounded up to the next whole share.

      AUTHORIZED SHARES. The Corporation shall have the authority to issue two classes of shares to be designated respectively, "Common Stock" and "Preferred Stock". The total number of shares of capital stock which the Corporation shall have the authority to issue is ONE HUNDRED TEN MILLION (110,000,000), of which ONE HUNDRED MILLION (100,000,000) shall be Common Stock and TEN MILLION (10,000,000) shall be Preferred Stock. Each share of Common Stock shall have a par value of $.0001, and each share of Preferred Stock shall have a par value of $.0001."

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